INTEGRATED ALARM SERVICES GROUP, INC.

PROXY—SPECIAL MEETING OF STOCKHOLDERS
TUESDAY, MARCH 27, 2007

This proxy is solicited on behalf of the Board of Directors of Integrated Alarm Services Group, Inc.

The undersigned stockholder of Integrated Alarm Services Group, Inc., a Delaware corporation (“IASG”), hereby appoints Charles T. May and John W. Mabry, and each of them, as proxies for the undersigned, with full power of substitution, to attend the special meeting of stockholders of IASG to be held at 9:00 a.m., local time, on Tuesday, March 27, 2007, at the Desmond Hotel and Conference Center, 600 Albany-Shaker Road, Albany, New York 12211, and at any adjournment or postponement thereof, and to vote at such meeting all of the shares of Common Stock held of record by the undersigned at the close of business on February 20, 2007, upon the matters specified herein, all as more fully described in the proxy statement, dated February 14, 2007, and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.  The undersigned acknowledges receipt of the notice of the special meeting and the proxy statement describing the action to be taken in connection with this proxy.

This proxy may be revoked at any time prior to the voting of the proxy by the execution and submission of a later-dated proxy at or before the special meeting or by voting in person at the special meeting or by written notice of revocation to the corporate secretary of IASG at or before the special meeting.

Every properly executed proxy will be voted in accordance with the specifications made thereon.  If you execute this proxy and no instructions are indicated, the shares of Common Stock represented by this proxy will be voted in accordance with the recommendation of the Board of Directors on the matters specified herein and at the discretion of the proxies as to any other matters that may properly come before the special meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

☒ Please mark votes as in this example using blue or black ink.

1.	To approve and adopt of the Agreement and Plan of Merger among Protection One, Inc., Tara Acquisition Corp. and Integrated Alarm Services Group, Inc., dated as of December 20, 2006, and approve the merger contemplated thereby.	2.	To transact such other business as may properly come before the special meeting or any adjournment of the special meeting.

FOR	AGAINST	ABSTAIN	FOR	AGAINST	ABSTAIN
☐	☐	☐	☐	☐	☐

☐ MARK HERE IF YOU PLAN TO ATTEND THE MEETING

Please sign exactly as your name or names appear on this proxy.  If shares are held jointly, each holder should sign.  If signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving title as such.  If the signer is a partnership, please sign in the partnership name by an authorized person.

Signature	Signature (if held jointly)

Title (if applicable)	Title (if applicable)

Date	Date

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.